EXHIBIT 10.2

PROMISSORY NOTE
[Secured]

This Note is made and executed effective this “DATE”, by Halex Energy Corp., a Nevada corporation [hereinafter referred to as “PAYOR”] with its corporate headquarters located at 3941 Park Dr. El Dorado Hills, Ca. 95762 for the benefit of “NAME OF PAYEE”  [hereinafter referred to as “PAYEE”], collectively referred to herein as the  “PARTIES.”

For value received, to wit, “LOAN AMOUNT”  ($XXXX.XX), PAYOR promises to pay PAYEE the principal amount of ($XXXX.XX). Interest shall accrue on the outstanding principal balance at the rate of five  percent (5%) simple interest per annum, which interest shall be paid by PAYOR to PAYEE in one lump sum on the maturity or prepayment of this note; provided, however, in the event that the aforesaid interest rate is determined to be in excess of the highest rate of interest permitted under applicable law, then the interest rate shall be deemed to have been reduced, as of the effective date of this Note, to the highest rate of interest permitted under applicable law and any payments made hereunder in excess of amounts payable on account of interest due by reason of such reduced rate of interest shall be applied to principal. The principal of $XXXX.XX shall be due and payable in one installment eighteen months after the effective date of this Note.

TRUTH IN LENDING STATEMENT:

Total Principal…………………………………..……………………..  $XXXX.XX

Total Interest……………………………..............................................  Five Percent (5%) Per Annum

Interest due if held to maturity............................................................  $XXX.XX

Principal and interest  payments shall sent By United States Postal Service by PAYOR to PAYEE at Maturity to:

“PAYEE”

“PAYEE ADDRESS”

“PAYEE ADDRESS LINE 2”

ARTICLE I

TYPE OF PAYMENT ON PROMISSORY NOTE

1.	Principal and interest is payable upon this Note only in lawful money of the Unites States.

ARTICLE II

WAIVER OF PAYOR

2.	PAYOR waives presentment for payment, protest. And notice of protest and nonpayment of this Note.

ARTICLE III

DEFAULT BY PAYOR

3.	Should any of the following events of default occur, this Note and any other obligations of the PAYOR to the PAYEE shall become due and payable immediately, without prior demand or notice:

a)	Failure of the PAYOR to pay the principal and any installment of accrued interest in full on or before the due date therefore;

b)	The dissolution of the PAYOR or the PAYEE;

c)	The filing of any petition or other request of relief by the PAYOR under the United States bankruptcy laws;

d)	The application for appointment of a receiver for the PAYOR;

e)	The making of a general assignment for the benefit of the PAYOR’s creditors;

f)	The insolvency of the PAYOR;

g)	The misrepresentation by the PAYOR to the PAYEE for the purpose of obtaining or extending credit.

ARTICLE IV

GOVERNING LAW

4.	All questions with respect to the construction of this Note and the rights and liabilities of the PARTIES hereto shall be governed by the laws of the State of California.

ARTICLE V

NOTICES

5.	All notices shall be in writing and either personally delivered or sent by first class mail, postage prepaid to the address provided by the PARTIES.

ARTICLE VI

SERVERABILITY

6.	If any provisions of this Note shall be declared by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

ARTICLE VII

HEADINGS

7.	The headings preceding the paragraphs of this Note are the convenience of reference only, are not a part of this Note, and shall be disregarded in the interpretation of any portion of this Note.

ARTICLE VIII

SOLE AGREEMENT

8.
This instrument contains the sole agreement of the PARTIES relating to their agreement and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in these Articles are of no force and effect.

ARTICLE IX

9.	This Article intentionally left blank.

ARTICLE X

AMENDMENTS TO THIS NOTE

10.
This Note may not be amended or modified in any form or fashion. No renewal or extension of this Note, delay in enforcing any right of the PAYEE under this Note, acceptance of a late or partial payment, or assignment by PAYEE of this Note shall be deemed a waiver or shall affect the liability of the PAYOR. All rights of the PAYEE under this Note are cumulative and may be exercised concurrently or consecutively at the PAYEE’s option.

ARTICLE XI

PREPAYMENT PENALTY

11.	PAYOR may, at any time, prepay the entire balance, or any portion thereof, without penalty and without notice. Any partial payment shall be charged against unpaid interest, then principal.

ARTICLE XII

CONVERSION TO EQUITY

12.
For so long as any principal and/or interest remains outstanding under this Note, PAYEE, in its sole discretion, may elect to convert any and/or all of such principal and/or interest into an investment into an existing equity offering  by the company.

 ARTICLE XIII

BINDING ARBITRATION AND ATTORNEY’S FEES

13.
In the event of a dispute by and between the PARTIES, which relates directly or indirectly to the terms and conditions of this Note, or any interpretation thereof, said dispute shall be resolved by binding arbitration under the rules of the American Arbitration Association. Any such arbitration hearing shall be conducted in the County of Sacramento, California, or at such other suitable place as may be mutually agreed by and between the PARTIES. The PARTIES waive their right to trial, including trial by jury, and waive the right to appeal any adverse ruling made by an arbitrator. The prevailing PARTY shall be entitled to his/her reasonable attorney’s fees and costs, including all costs of arbitration.

ARTICLE XIV

SECURITY INTEREST

14.
To secure PAYEE’S rights hereunder, PAYEE is hereby granted a priority lien and security interest in all assets owned by PAYOR, including all patents owned by PAYOR or in which PAYOR has an interest. Said security interest shall be deemed extinguished immediately at such time as no further amounts are due hereunder.

Date: ____________	By:
Jeff Lamberson
CEO, Halex Energy Corp.